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                                                                   EXHIBIT 10.17

                              AMENDMENT NUMBER ONE

                                       TO

                        STOP-LOSS REINSURANCE AGREEMENT

     WHEREAS, Odyssey Reinsurance Corporation (formerly known as Skandia America Reinsurance Corporation) and Skandia Insurance Company Ltd (publ) ("Skandia") entered into a Stop-Loss Reinsurance Agreement, effective December 31, 1995 (the "Agreement"); and

     WHEREAS, Skandia assigned its rights and obligations under the Agreement to ORC Re Limited (the "Retrocessionaire") pursuant to a Final Settlement Agreement entered into as of January 1, 1999; and

     WHEREAS, Odyssey Reinsurance Corporation and Retrocessionaire wish to amend the Agreement to reflect these changes,

     NOW, THEREFORE, in consideration of the mutual undertakings, agreements and covenants hereinafter set forth (in which the capitalized terms shall have the meanings set forth in Article 1 of the Agreement, as amended hereby), Odyssey Reinsurance Corporation and the Retrocessionaire do hereby agree to the following:

     1. Section 1.1 of Article 1, "Definitions", of the Agreement is hereby amended as follows:

          a.  The definition, "Annual Aggregate", is deleted in its entirety.

          b. The definition, "Company", is amended to read in its entirety as follows:

             "Company": Odyssey Reinsurance Corporation, Hudson Insurance Company and Odyssey Reinsurance Company of Canada."

          c. The definition, "Eligible Trust Account", is deleted in its entirety.

          d. The definition, "Net Uncollectible Reinsurance Recoverable Write-Offs", is amended to read in its entirety as follows:

             " "Net Uncollectible Reinsurance Recoverable Write-offs": shall mean an amount equal to (a) Reinsurance Recoverables that qualify for write-off and have been written off during the period commencing with the Effective Time under GAAP, MINUS (b) the sum of Reinsurance Recoverables previously written off (without regard to the Effective
        Time) as to which a change in circumstance requires recharacterization as collectible, and money received by the Company in respect of Reinsurance Recoverables previously written off (without regard to the Effective Time), in each case during the period commencing with the Effective Time."

          e. The definition, "Paid Losses", is amended to read in its entirety as follows:

             " "Paid Losses": an amount equal to the sum of (I) amounts paid by the Company with respect to Net Incurred Losses during the period commencing with the Effective Time and (ii) Net Uncollectible Reinsurance Recoverable Write-Offs."

          f. The definition, "Subsidiary", is amended to read in its entirety as follows:

             " "Subsidiary": Hudson Insurance Company or Odyssey Reinsurance Company of Canada."

     2. Section 2.2 of Article 2, "Reinsurance Ceded", of the Agreement is hereby amended to read in its entirety as follows:

          "2.2 The Company may retrocede Reinsurance Ceded up to the amount of its actual calendar year loss development subject to the Aggregate Limit. The Retrocessionaire shall, subject to the Aggregate Limit, provide the Company, as beneficiary, with an Eligible Letter of Credit, with the Eligible Letter of Credit securing payment to the Company of the Reinsurance Ceded.
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          In consideration of Retrocessionaire having applied for and secured delivery of the Eligible Letter of Credit which is hereby acknowledged, the Company undertakes to use and apply any amounts which it may draw upon such Eligible Letter of Credit, without diminution because of any insolvency of the Company, for the following purposes:

             1) To pay or reimburse the Company for the amount of Reinsurance Ceded owing to the Company if, for any reason, such Reinsurance Ceded is not paid in accordance with the terms of the underlying reinsurance agreements;

             2) To make payment to Retrocessionaire of any balance as required in Article 7 hereof;

             3) Where the Company has received notification of the non-renewal of the Eligible Letter of Credit, to obtain a cash deposit equal to the aggregate amount of the Reinsurance Ceded, and deposit such amount in a separate account, in the name of the Company, in any United States bank or trust company in trust for such uses and purposes specified in
        Section 7.2 of this Agreement as may remain executory after obtaining the cash deposit and for any period after such expiration date; and

             4) Where Retrocessionaire has entered into any composition or arrangement (whether formal or informal) with its creditors generally or, because of considerations of Retrocessionaire's solvency or ability to pay, with any of its creditors; or has gone into liquidation (other than for the purpose of a reconstruction or amalgamation in circumstances such that the company resulting therefrom effectively agrees to be bound and/or assumes the obligations of Retrocessionaire under this Agreement); or has or has had a provisional liquidator or a receiver or an administrative receiver appointed over the whole because of considerations of Retrocessionaire's solvency or ability to pay any part of its assets or undertaking; or has suffered in any jurisdiction outside Ireland any events analogous to those specified hereinabove including the commencement of a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or in the event an involuntary case under said Code shall be instituted against Retrocessionaire and such proceeding shall continue undismissed for a period of thirty (30) days, to obtain a cash deposit equal to the aggregate amount of the Reinsurance Ceded on the date such event shall occur or such case shall be so commenced or instituted and deposit such amount in a separate account, in the name of the Company, in any United States bank or trust company, in trust for such uses and purposes specified in this Agreement as may remain executory after obtaining the cash deposit and for any period after such expiration date."

     3. Section 2.3 of Article 2, "Reinsurance Ceded", of the Agreement is hereby amended to read in its entirety as follows:

          "2.3  Notwithstanding anything to the contrary contained in Section
     2.2 hereof, to the extent Paid Losses exceeds the Attachment Point, the Retrocessionaire will pay the Company dollar for dollar such amounts up the Aggregate Limit."

     4. Section 4.1 of Article 4, "Commencement and Term of this Agreement", of the Agreement is hereby amended to read in its entirety as follows:

          "4.1 The liability of the Retrocessionaire shall commence at the Effective Time and this Agreement shall be continuous and shall remain in effect until the later to occur of (i) such date as the parties hereto may mutually agree to commute this Agreement and (ii) the making of all payments due hereunder."

     5. Section 6.1. of Article 6, "Maintenance of Security", of the Agreement is hereby amended to read in its entirety as follows:

          "6.1 The Retrocessionaire shall provide security in the form of collateral in an amount equal to the Aggregate Limit, minus the amount of any Eligible Letters of Credit established on behalf of the Company pursuant to Section 2.2 of this Agreement, or any payments made by Retrocessionaire to the

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     Company under section 2.3 of this Agreement ("Required Security"). Such collateral shall be provided in the form of Eligible Letters of Credit."

     6. Section 6.2 of Article 6, "Maintenance of Security", of the Agreement is hereby amended to read in its entirety as follows:

          "6.2 If, as of the end of any calendar quarter, the provided security is less than the Required Security, the Retrocessionaire shall, as soon as practicable, but in no event later than thirty (30) days after the end of that quarter, purchase or add to the face amount of an Eligible Letter of Credit, so that the provided security is at least equal to the Required Security. If, as of the end of any calendar quarter, the provided security is greater than the Required Security, the Retrocessionaire may reduce the face amount of the Eligible Letter of Credit or Eligible Letters of Credit by the amount of such excess."

     7.  Section 6.3 of the Agreement is deleted in its entirety.

     8. Section 8.1 of the Agreement of Article 8, "Commutation", of the Agreement is hereby amended to read in its entirety as follows:

          "This Agreement may be commuted upon the mutual agreement of the parties. Upon the provision or receipt of a request to commute this Agreement as of a date certain (the "Commutation Date"), the Company shall provide to the Retrocessionaire a calculation of the Settlement Value (the final amount payable under this Agreement) along with a report detailing the basis for its calculations (the "Settlement Report"). The Settlement Report shall be prepared by the Company in a manner that is consistent with the Company's reserving practices at the date of such notice. If the Settlement Value is a positive amount, such amount will be paid by the Company to the Retrocessionaire. If the Settlement Value is a negative amount, such amount shall be paid by the Retrocessionaire to the Company."

     9. Section 18.1 of Article 18, "Notices", of the Agreement is hereby amended to read in its entirety as follows:

          "18.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or given by telecopy and shall be addressed:

        (a)  If the Company, to:
             Odyssey Reinsurance Corporation
             300 First Stamford Place
             Stamford, CT 06902

        Attention:  General Counsel

        (b)  If to the Retrocessionaire, to:
             ORC Re Limited
             Victoria Lacey,
             First Floor, 12/13 Exchange Place,
             IFSC, Dublin 1, Ireland

        or to such other address or person as such party shall have specified by notice to the other party."

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     IN WITNESS WHEREOF, the parries hereto have agreed to and adopted this
Amendment No. 1 to the Agreement this 2nd day of June, 2000.

                                             ODYSSEY REINSURANCE CORPORATION

                                             By: /s/

                                             ORC RE LIMITED

                                             By: /s/

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                           FINAL SETTLEMENT AGREEMENT

     This Final Settlement Agreement is entered into as of 1st January 1999 among:

(1) Forsakringsaktiebolaget Skandia (publ), together with any successor entity, "Skandia" (whose English name is Skandia Insurance Company Ltd
      (Publ)), an insurance company incorporated in Sweden with registered number 502017-3083, Sveavagen 44, S-103 50 Stockholm;

(2) Skandia International Holding Aktiebolag, "SIHAB", a company incorporated in Sweden with registered number 556241-7559, Sveavagen 44, S-103 50 Stockholm;

(3) Skandia America Corporation, "SAC", a corporation incorporated in Delaware, with registered office at One Exchange Plaza, 28th floor, New York, NY 10006;

(4) Skandia US Holding Corporation, "SKUSH", a corporation incorporated in Delaware, with registered office at One Exchange Plaza, 28th floor, New York, NY 10006;

(5) Fairfax Financial Holdings Limited, together with any successor entity, "Fairfax", a company incorporated in Canada with registered office at 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada M5J 2N7;

(6) Fairfax Inc. (formerly known as Ranger Inc.), "Ranger", a corporation incorporated in Wyoming, with registered office at c/o Crum & Forster, 305 Madison Avenue, Morristown, NJ 07960;

(7) ORG Sweden Holdings Aktiebolag (previously named Gigantissimo 2109 Aktiebolag), "ORG", a company incorporated in Sweden with registered number 556556-1296, Norrlandsgatan 16, Box 1709, 111 87 Stockholm;

(8) Odyssey Reinsurance Corporation (previously named Skandia America Reinsurance Corporation), "SARC", a corporation incorporated in Delaware, with registered office at One Liberty Plaza, New York, NY 10006;

(9) Hudson Insurance Company, "Hudson", a corporation incorporated in Delaware, with registered office at One Liberty Plaza, New York, N.Y. 10006;

(10) Odyssey Reinsurance Company of Canada (previously named Skandia Canada Reinsurance Company), "Skandia Canada", a corporation incorporated in Canada, with registered office at 55 University Avenue, Suite 1600, Toronto, Ontario M5J 2N7;

(11) Odyssey Re (Stockholm) Insurance Corporation (publ) (previously named Skandia International Insurance Corporation (publ)). "SIIC", an insurance company incorporated in Sweden, registered number 557206-0977, Norrlandsgatan 16, Box 1709, 111 87 Stockholm;

(12) Skandia UK Insurance plc, "SUKI", an insurance company incorporated in England, registered number 93860, with registered office at c/o Odyssey Re London, Suite 5/4 Minster Court, Mincing Lane, London, EC3R 7XF; and

(13) ORC Re Limited, "ORC", a company incorporated in Ireland, with registered office at Ground Floor, #12 Exchange Place, International Financial Services Center, Dublin, 1 Ireland.

1.     BACKGROUND

1.1 On 15th December 1988, SIIC and SARC entered into a stop loss reinsurance agreement, Appendix A (as amended) under which SIIC's rights and obligations were transferred to Skandia as of 1st January 1992, the "1988 Stop Loss".

1.2 As of 31st December 1995, Skandia, SARC, Hudson and Skandia Canada entered into a stop loss reinsurance agreement, Appendix B, the "1995 Stop Loss".

1.3 On 20th February 1996, SAC, Fairfax and Ranger entered into a stock purchase agreement (as transferred and amended) whereby Ranger acquired all of the issued share capital of SARC, the
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      "SARC Stock Purchase Agreement". The transaction contemplated by the SARC
      Stock Purchase Agreement was completed on 31st May 1996. In connection with the SARC Stock Purchase Agreement, several other agreements were entered into among, inter alia, Skandia, SAC, SARC and Fairfax, inter alia, on 20th February 1996 a Cooperation Agreement, the "Cooperation Agreement", and on 31st May 1996 a non-competition agreement, the "Non-Compete Agreement".

1.4 On 19th February 1998, SIHAB, Skandia, Fairfax and ORG entered into a share sale agreement (as transferred and amended), whereby ORG acquired all of the issued share capital of SIIC and SUKI, the "SIIC/SUKI Share Sale Agreement". The SIIC/SUKI Share Sale Agreement was completed on 4th September 1998.

1.5 The purpose of this Final Settlement Agreement is to finally settle and terminate the Terminated Obligations (as defined below) and any Claims (as defined below) originating in the Terminated Obligations.

2.     INTERPRETATION

       "Additional Taxes"    the amount of Tax that would result from an
                             Adjustment, taking into account carryovers and carrybacks, assuming all increases in income and all reductions of deductions and basis, and all reductions of carrybacks and carryovers, would increase Taxes by the rate of tax applied to determine Tax on the return and all reductions of credits would increase Tax by the same amount as the reductions of credit. In the event that there should be a later determination between Skandia and a taxing authority that an Adjustment should be reversed and no Tax should result therefrom, Skandia shall refund any related payment with respect thereto, to SARC or Fairfax;

       "Adjustment"          shall mean any change in any SARC Tax Item reported
                             or shown on any Skandia-SARC Return on audit or otherwise by a taxing authority and which change has not been protested or challenged in a claim or suit for refund or otherwise;

       "Assigned
       Obligations"          all obligations or ORC under the 1988 Stop Loss and
                             1995 Stop Loss assigned by Skandia and assumed by ORC under clauses 3.1 and 3.4 hereof;

       "Claim" any present, pending or possible disputes, claims, rights, demands, liabilities, causes of action, costs, disputes, obligations or debts, contingent or otherwise, direct or indirect, known or unknown, and reported or unreported;

       "Completion"          the completion of the transactions contemplated
                             hereby in accordance with clause 6 hereof;

       "Conditions"          the conditions set out in clause 5.1 hereof;

       "Cooperation
       Agreement"            the Cooperation Agreement dated 20th February 1996
                             between certain members of the Skandia group and the Fairfax Group;

       "Fairfax Group"       Fairfax Financial Holdings Limited and any other
                             entity included in the same group as Fairfax (or any successor entity) from time to time;

       "First and Second
       Loan Agreements"      the loan agreements entered into between ORG and
                             Skandia pursuant to the SIIC/SUKI Share Sale
                             Agreement;

       "group" has the meaning set out in chapter 1, section 9 of the Swedish Insurance Business Act
                             (Forsakringsrorelselagen, 1982:713);

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       "Intercompany
       Insurance
       Agreements"           insurance and reinsurance and claims adjusting and
                             claims management agreements currently in force between any member of the Skandia group and any member of the Fairfax Group, and any instruments, agreements or arrangements in support thereof, in each case entered into in the ordinary course of business;

       "Non-Compete
       Agreement"            the non-competition agreement dated 31st May 1996
                             between certain members of the Skandia group and the Fairfax Group;

       "Reductions of
       Taxes" the amount of the reduction in Tax that would result from an Adjustment, and which Adjustment relates to (i) the amount of any decrease in income and increases in deductions multiplied by the rate of tax applied to determine Tax on the return, and
                             (ii) any increase in the amount of any credit, provided that, to the extent such an Adjustment does not give rise to a current realizable Tax Benefit, there shall be no Reductions of Taxes under this Agreement. "Tax Benefit" shall mean an amount by which the Tax liability of Skandia is reduced for the period covered by the return. Where Skandia has other losses, deductions, credit or items available to it, the Tax Benefit as defined herein shall be deemed to be realized only after the utilization of such other losses, reductions of income, deductions and credits. For purposes of this Agreement a Tax Benefit is "currently realizable" to the extent it is realized in the current taxable period or year or in any tax return with respect thereto including through a carryback or carryover to a prior or later taxable period or taxable year for which a return has been filed at the time of the final determination of the Adjustment. In the event that there should be a determination disallowing the Tax Benefit, SARC and Fairfax shall be liable to refund to Skandia the amount of any related payments for Reductions of Taxes previously made;

       "SARC Stock Purchase
       Agreement"            the stock purchase agreement, dated 20th February
                             1996, by and between SAC and Fairfax, as amended and assigned;

       "SARC Tax Item"       any tax item, including, but not limited to, gross
                             income, reductions of income, deductions, credits, tax computation or allowance, reported or shown on a Skandia-SARC Return, or paid without the filing of a return, provided that the period or year was prior to 1st January 1997 and the items reported or shown on the tax return, invoice or voucher related to SARC and/or its Subsidiaries;

       "SEK" Swedish kroner or the equivalent in any successor currency unit being the lawful currency at any relevant time of the Kingdom of Sweden;

       "Settlement Payment"  the final settlement payment referred to in clause
                             4 hereof;

       "SHAB"                Skandia Holding Aktiebolag;

       "SIIC/SUKI Share
       Sale Agreement"       This share sale agreement dated 19th February 1998,
                             between SIHAB, Skandia, Fairfax and ORG (as amended);

       "Skandia group"       Forsakringsaktiebolaget Skandia (publ) and any
                             other entity included in the same group as Skandia
                             (or any successor entity) from time to time;

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       "Skandia-SARC
       Return" a tax return for any period or year or an invoice or voucher with respect to taxes filed and paid without a return, for any period or year prior to 1st January 1997 relating to items of SARC and/or its Subsidiaries as well as items of a corporation in the Skandia group;

       "Specified
       Agreements"           the collective reference to each of the following
                             agreements (for the purposes of this definition, the agreements not defined herein are as defined in the SARC Stock Purchase Agreement): (i) the SARC
                             Stock Purchase Agreement, (ii) the Termination
                             Agreement (as defined below), (iii) the 1988 Stop
                             Loss, (iv) the 1995 Stop Loss, (v) the Parental
                             Support Agreement, (vi) the Non-Compete Agreement,
                             (vii) the Subleases, if any, under the Parental
                             Support Agreement or the Cooperation Agreement,
                             (viii) the Intercompany Agreements, if any, under the Parental Support Agreement or the Cooperation
                             Agreement, and (ix) the Cooperation Agreement except for (a) the obligations of the Skandia group parties thereto under Article I, until such obligations have been terminated under clause 3.10 hereof, (b) the obligations of SHAB under Article
                             III of the Cooperation Agreement and (c) the obligations of each of Fairfax, SARC and Hudson under Articles I and II of the Cooperation
                             Agreement;

       "Subsidiaries"        any corporation as to which SARC directly or
                             indirectly (including through one or more subsidiaries) owns or owned a majority of the outstanding shares of stock or other ownership interests having voting power under ordinary circumstances to elect directors of such corporation or other persons performing similar functions for such entity, including Skandia Canada and Hudson, but not including Capital Assurance
                             Company, Inc. and Capital Alliance Insurance Co.,
                             Inc.

       "subsidiary"          has the meaning set out in chapter 1 section 9 of
                             the Swedish Insurance Business Act
                             (Forsakringsrorelselagen, 1982:713);

       "Surviving
       Obligations"          all obligations, if any, of (i) each of SHAB, SKUSH
                             and SAC under the Indemnity Agreement, dated 22nd
                             August 1991 between SHAB, SKUSH, SARC and SAC, (ii) the Skandia group parties to the Cooperation
                             Agreement under Article I thereof until such obligations have been terminated under clause 3.10 hereof, (iii) SHAB under Article III of the Cooperation Agreement, (iv) each of Fairfax, SARC and Hudson under Articles I and II of the Cooperation Agreement, (v) each of SIHAB, Skandia,
                             Fairfax and ORG under the SIIC/SUKI Share Sale
                             Agreement, to the extent not specifically terminated herein, (vi) ORC that are Assigned
                             Obligations, (vii) each party under the First and Second Loan Agreements and under all letters of credit issued in support thereof, (viii) each of the parties under any Intercompany Insurance
                             Agreement and (ix) the parties hereto under this Agreement;

       "Tax" or "Taxes"      taxes, fees, social costs, employee's withholding
                             taxes and any other public charges (and penalties and interest in relation thereof) imposed in or by any country, state, province, municipality, county or political subdivision of the foregoing;

       "Terminated
       Obligations"          all obligations of any current member of: (i) the
                             Skandia group under (a) each agreement between any such member and any current member of the Fairfax
                             Group, (b) each agreement between any such member of the Skandia group and any person other than any such member of the Skandia group or the Fairfax
                             Group relating to any such member of the

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                             Fairfax Group, and (c) all guarantees, letters of
                             credit, documents and instruments in support of or otherwise related to any of the foregoing; and (ii) the Fairfax Group under (a) each agreement between any such member and any current member of the Skandia group, (b) each agreement between any such member of the Fairfax Group and any person other than any such member of the Fairfax Group or the Skandia group relating to any such member of the Skandia group, and (c) all guarantees, letters of credit, documents and instruments in support of or otherwise related to any of the foregoing; in each case entered into on or before 4th February 1999 including, without limitation, in each such case any obligations arising under, inter alia, the Specified Agreements and excluding in each such case, only the Surviving Obligations;

       "Termination
       Agreement"            the Intercompany Termination Agreement, dated 31st
                             May 1996, by and among SKUSH, SAC, SARC, Hudson,
                             Skandia Canada, Skandia Investment Management,
                             Inc., and Capital Alliance Insurance Company, Inc.,
                             Capital Assurance Company, Inc., Capital Assurance
                             Services, Inc., Insurers Technical Services, Inc.,
                             American Skandia Investment Holding Corporation,
                             American Skandia Life Assurance Corporation,
                             American Skandia Business Services Corporation,
                             Skandia Life Equity Sales Corporation and American
                             Skandia Life Investment Management, Inc.;

       "USD" United States dollars or the equivalent in any successor currency unit being the lawful currency at any relevant time of the United States of America;

       "1988 Stop Loss"      the stop loss reinsurance agreement dated 15th
                             December 1988, referred to in Appendix A; and

       "1995 Stop Loss"      the stop loss reinsurance agreement dated 31st
                             December 1995, referred to in Appendix B.

3.     FINAL SETTLEMENT

A.     1998 Stop Loss

3.1 Upon the terms and conditions of this Agreement and against payment of the Settlement Payment, each of (i) Skandia, (ii) SIIC, (iii) SARC, (iv) Fairfax, (v) Ranger and (vi) ORC hereby agrees that all the rights and obligations of Skandia and SIIC under or arising from the 1988 Stop Loss shall be assigned to and assumed by ORC and that ORC will be substituted in each and every respect for Skandia. Thus, each of (i) Skandia, (ii) SIIC, (iii) SARC, (iv) Fairfax and (v) Ranger irrevocably releases and discharges the others from any and all Claims under or arising from the 1988 Stop Loss, whether known or unknown and reported or unreported, which a party ever may have had, now has, or hereafter may have against any of the others by reason of any matter arising out of or relating to the 1988 Stop Loss.

3.2 For the avoidance of any doubt, the parties referred to in clause 3.1 hereof confirm that pursuant to clause 9.1 of the SIIC/SUKI Share Sale Agreement, any Claims pertaining to the 1988 Stop Loss between Skandia and SIIC have been terminated, released and discharged on completion of the SIIC/SUKI Share Sale Agreement. It is further confirmed that none of such parties shall have any claim against the other due to such termination, release or discharge or otherwise.

3.3 Each of Fairfax and SARC shall procure that Skandia is released from every guarantee, indemnity, warranty, bond or security issued on behalf of the retrocedants under the 1988 Stop Loss (including but not restricted to trust arrangements). Each of Fairfax, SARC and SIIC shall indemnify and keep indemnified Skandia against all Claims in respect of each such guarantee, indemnity, warranty, bond or security. On this date and in conjunction with the signing hereof, Fairfax will sign such documents

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      as required to effect such releases. The indemnity obligations of each of
      Fairfax and SARC shall commence upon payment of the Settlement Payment and shall continue notwithstanding such release or termination of this Agreement.

B.     1995 Stop Loss

3.4 Upon the terms and conditions of this Agreement and against payment of the Settlement Payment, each of (i) Skandia, (ii) Fairfax, (iii) Ranger,
      (iv) SARC, (v) Hudson, (vi) Skandia Canada, and (vii) ORC hereby agrees that all the rights and obligations of Skandia under or arising from the 1995 Stop Loss shall be assigned to and assumed by ORC, and that ORC will be substituted in each and every respect for Skandia. Thus, each of (i) Skandia, (ii) Fairfax, (iii) Ranger, (iv) SARC, (v) Hudson, and (vi) Skandia Canada irrevocably releases and discharges the others from any and all Claims under or arising from the 1995 Stop Loss, whether known or unknown and reported or not, which a party ever may have had, now has, or hereafter may have against any of the others by reason of any matter arising out of or relating to the 1995 Stop Loss.

3.5 Each of Fairfax, Ranger, SARC, Hudson, and Skandia Canada shall procure that Skandia is released from every guarantee, indemnity, warranty, bond or security issued on behalf of the retrocedants under the 1995 Stop Loss (including but not restricted to trust arrangements). Each of Fairfax, SARC, Hudson, and Skandia Canada shall indemnify and keep indemnified Skandia against all Claims in respect of each such guarantee, indemnity, warranty, bond or security. On this date and in conjunction with the signing hereof, Fairfax will sign such documents as required to effect such releases. The indemnity obligations of Fairfax, Ranger, SARC, Hudson and Skandia Canada shall commence upon payment of the Settlement Payment and shall continue notwithstanding such release or termination of this Agreement.

C.     SARC Stock Purchase Agreement

3.6 Upon the terms and conditions of this Agreement and against payment of the Settlement Payment, each of Ranger, Fairfax, SARC agrees to irrevocably release and discharge SAC and Skandia from any and all Claims under or arising from the entire SARC Stock Purchase Agreement and the Specified Agreements, in each case with the exception of the Surviving Obligations, or any other direct and indirect financial Claim pursuant to the Specified Agreements, whether known or unknown, which SAC or Skandia ever may have had, now has, or hereafter may have against any of the others by reason of any matter arising out of or relating to the SARC Stock Purchase Agreement.

D.     SIIC/SUKI Share Sale Agreement

3.7 Upon the terms and conditions of this Agreement and against payment of the Settlement Payment, each of SIIC, ORG and Fairfax agrees to irrevocably release and discharge SIHAB and Skandia from any and all obligations and liabilities under or arising from clause 10 (Warranties), except the warranties in relation to Tax (as defined in the SIIC/SUKI Share Sale Agreement) contained in clauses 10.4.34 to 10.4.43 (all clauses included) of the SIIC/SUKI Share Sale Agreement, whether known or unknown, which SIHAB or Skandia ever may have had, now has, or hereafter may have against any of the others by reason of any matter arising out of or relating to the SIIC/SUKI Share Sale Agreement.

3.8 Upon the terms and conditions of this Agreement and against payment of the Settlement Payment, each of SIIC, ORG and Fairfax agrees to release and discharge Skandia and SIHAB from any Claims under or arising from clause 6.4 (Investment Policy) of the SIIC/SUKI Share Sale Agreement and clause 6.6 (Asset Composition) of the variation agreement dated 4th September 1998 to the SIIC/SUKI Share Sale Agreement in relation the assets of SIIC which consist of deposits of securities held for the benefit of certain cedants of reinsurance and denominated in French francs and Portuguese escudos.

3.9 Each of (i) Skandia, (ii) SIHAB, (iii) ORG and (iv) Fairfax hereby agrees that the Purchase Price relating to the SIIC Shares (as defined in the SIIC/SUKI Share Sale Agreement) shall be SEK 578,676,120 (as set out in the draft final completion accounts provided by Skandia and SIHAB dated 22nd October 1998). ORG and Fairfax confirm that they require no auditors' certificate other than the certificate attached to the draft final completion accounts provided by Skandia and SIHAB dated 22nd October 1998. Each of Fairfax and ORG hereby agrees that (y) no later than 11th February 1999, it shall deliver to Skandia duly executed copies of the Second Loan Agreement (in agreed-upon form) and the Final Completion Accounts (as defined in the SIIC/SUKI Share Sale Agreement) and (z) no later than 4th March 1999, it shall cause to be issued to Skandia a letter of credit in the amount of SEK 117,426,120 and otherwise complying with the terms of the SIIC/SUKI Share Sale Agreement.

E.     New Supporting Letters of Credit

3.10 Each of Fairfax and Skandia hereto agrees that no later than 31st December 1999 (i) all Supporting LOC's (as defined in the Cooperation Agreement) and New Supporting LOC's (as defined in the Cooperation Agreement) outstanding under the Cooperation Agreement shall be terminated and all original copies thereof returned to Skandia and (ii) all obligations of Skandia under Article I of the Cooperation Agreement shall be terminated.

F.     Termination of Other Agreements and Obligations

3.11   (a)  Upon the terms and conditions of this Agreement and against payment of the Settlement Payment, each of Skandia and Fairfax agrees to irrevocably release and discharge the other from all of its Terminated Obligations to the extent the same have not otherwise been released and discharged under the preceding provisions of this clause 3, and all Claims in connection therewith, whether known or unknown, which Skandia or Fairfax, as the case may be, now has, or hereafter may have, against the other by reason of any matter arising out of, or relating to, the Terminated Obligations.

      (b) Notwithstanding the survival of all obligations of Skandia and Fairfax under Intercompany Insurance Agreements, Skandia and Fairfax agree that all Claims made and settled under Intercompany Insurance Agreements on or before Completion shall be deemed to be finally and definitively settled and each of Skandia and Fairfax waive any rights to appeal, dispute or otherwise make any Claim with respect thereto.

G.     Effect of terminations and releases

3.12 By way of the terminations and releases referred to above and upon payment of the Settlement Payment, any and all Claims which Skandia and Fairfax ever may have had, now has, or hereafter may have against any of the other by reason of any of the subject matters referred to above (subject to the restrictions set out above), are finally and irrevocably settled with immediate effect from and after payment of the Settlement Payment.

H.     Other Undertakings

3.13 At any time after Completion hereof, each party shall provide the other parties with such assistance (including the execution of documents) as may reasonably be required for the purposes of vesting in the party requiring such assistance any right pursuant to this Agreement. The cost of such assistance shall be borne by the party requiring assistance.

3.14 Fairfax, Ranger, ORG, SARC, Hudson, Skandia Canada, SIIC and SUKI will indemnify and keep indemnified Skandia against all Claims, by any third party due to or arising from any obligation of Skandia to SARC, Hudson, Skandia Canada, SIIC or SUKI, with the exception of the Surviving Obligations and any direct obligation of Skandia to such third party.

I.      SARC Group Taxes

3.15 Any Tax sharing allocation or arrangement, including the Tax Allocation Agreement (as defined in the SARC Stock Purchase Agreement) between Skandia and SARC or Fairfax shall remain terminated with respect to any taxable year with respect to SARC and any other corporation in the Fairfax Group and shall have no further application to or effect on such companies for any taxable year (whether the current year, a future year, or a past year). Except as otherwise provided herein, any amounts actually paid prior hereto by or to SARC or Fairfax pursuant to any such Tax sharing agreement with respect to any taxable period shall be considered the proper payment and no further payment or adjustment shall be made.

3.16 SARC and Fairfax shall reimburse and indemnify Skandia for any Additional Taxes and Skandia shall pay to SARC any Reductions of Taxes resulting from an audit or other adjustment made by a taxing authority of any SARC Tax Item reported on any Skandia-SARC Return (regardless of when filed or the period covered thereby), including, without limitation, the portion of Taxes relating to SARC and/or its Subsidiaries for items reported on the SKUSH consolidated U.S. federal income tax return for the year ended 31st December 1996. No payment shall be made to SARC or Fairfax for any Reductions of Taxes until, and not before, the first to occur of (i) the receipt by Skandia of a refund of Taxes and (ii) a reduction of the final payment made for Taxes with a current tax return resulting from the filing of such current tax return.

3.17 For purposes of apportioning a Tax between parts of a taxable year, if necessary, the returns including such part of a taxable year by any corporation in the Skandia group or SARC or a SARC Subsidiary shall be accepted by the parties unless a taxing authority shall require a different apportioning.

3.18 Unless otherwise provided in this Agreement, a party responsible for a Tax pursuant to this Agreement shall also be entitled to any refund of such Tax, except with respect to a refund of U.S. federal income tax relating to the carryback or carryover of losses of SARC shown on the consolidated U.S. federal income tax return for the year ended 31st December 1996. SARC and Fairfax shall be entitled to $5,219,967 in the event that the full amount of the loss claimed for the year ended 31st December 1996 shall be allowed as a carryback resulting in a refund of Taxes or as a carryover resulting in a reduction of Taxes, in the aggregate amount of $26,306,416 (the "Full Tax Refund or Tax Reduction"); provided, (i) that the Full Tax Refund or Tax Reduction shall not be considered allowed if there are any Adjustments and Additional Taxes as provided in clause 3.16 hereof with respect to such returns; and provided further, (ii) that any such Additional Taxes or any as yet unpaid Additional Taxes with respect to other years and Reductions of Taxes shall be netted and the net amount shall reduce or increase, respectively, the $5,219,967 to which SARC shall be entitled on a dollar-for-dollar basis. SARC shall be entitled to the portion of any interest received by a corporation in the Skandia group, with respect to the Full Tax Refund or Tax Reduction, determined by the ratio that $5,219,967, reduced by any Additional Taxes referred to in proviso (i) above, bears to $26,306,416, reduced by any Additional Taxes.

3.19 SARC and its Subsidiaries shall elect or have elected to waive, to the fullest extent permitted by law, the carryback to any taxable period prior to 31st May 1996 of any post 31st May 1996 Tax attribute of SARC or its Subsidiaries.

3.20 Notwithstanding any other interpretation of clauses 3.16 and 3.18 hereof, Skandia shall be entitled to any Reductions of Taxes and any other reduction of Taxes resulting from a carryback, which may not be waived under the tax laws or other provision of applicable law, of a post 31st May 1996 Tax attribute of any of SARC and its Subsidiaries into a Skandia group consolidated U.S. federal income tax return or other return for any year. SARC and its Subsidiaries shall cooperate with the Skandia group in obtaining such refunds, including through the filing of amended tax returns or refund claims. Any Additional Taxes and any other increase in Taxes resulting from any such carryback shall be paid by SARC and Fairfax.

3.21 (a) Generally, the party who has responsibility for Taxes, or the right to claim any refund of Taxes, with respect to a taxable year pursuant to this Agreement shall have the sole right to represent the taxpayer's interests with respect to any Tax Claim or refund claim relating to such Taxes for such taxable year in any audit, or administrative or court proceeding.

      (b) In any case where more than one party is responsible for Taxes for a particular taxable year or multiple taxable years that are the subject of a single Tax Claim or refund claim pursuant to this Agreement, all such responsible parties may participate in the resolution of a Tax Claim or refund claim relating to such taxable year or years at their own cost and expense; provided, that such Tax Claim or refund claim shall not be settled or otherwise finally resolved without the consent of Skandia and Fairfax, which consent may not be unreasonably withheld.

      (c) Notwithstanding anything to the contrary in the foregoing, Skandia shall have the ability acting reasonably to settle any Tax Claim or refund claim involving a consolidated U.S. federal income tax return of corporations included in the Skandia group for any year.

3.22 (a) Each of Skandia and Fairfax agree that it shall cooperate with the other and its counsel in the defense against or compromise of any Tax Claim and the procurement of any tax refund. SARC and its Subsidiaries, Fairfax and Skandia shall provide, or shall cause corporations within their respective groups to provide, such information, to the extent not otherwise available, relating to SARC and its Subsidiaries as is reasonably requested by the other party in order to permit (i) the filing of any tax return, amended tax return, or claim for refund; (ii) the determination of any tax liability, right to the refund of Taxes, or the amount of any foreign tax credit; (iii) the determination of the amount of any payment required under this Agreement; and (iv) the conduct or defense of any Tax Claim and on other matters relating to Taxes.

      (b) SARC and its Subsidiaries, Fairfax and Skandia shall, and shall cause corporations within their respective groups, to preserve all information, records and documents relating to Taxes of SARC and its Subsidiaries, including, without limitation, all tax returns and associated work papers, until the expiration of the statute of limitations (including extensions) of the taxable years to which such tax returns and other documents relate (including related taxable years in which Tax carryovers from an earlier taxable year are utilized) and until the final determination of any payments which may be required in respect of such years under this Agreement. Notwithstanding the foregoing, no party shall dispose of any materials specified in this clause 3.22(b) without first offering the other party the opportunity to take possession of and retain such materials (at the sole cost and expense of such other party). Any information obtained under this clause 3.22(b) shall be kept confidential, except as may be otherwise necessary in connection with the filing of tax returns or claims for refund of taxes or in conducting any tax audit or similar proceeding.

3.23 Skandia shall have the right to elect to retain all net operating loss carryovers and capital loss carryovers of SARC and its Subsidiaries under, and to the extent permitted by, Treasury Regulation sec.1.1502-20(g). At the request of any corporation in the Skandia group, SARC and its Subsidiaries shall join with Skandia in filing and supporting any necessary elections under Treasury Regulation sec.1.1502-20(g).

3.24 Except as otherwise provided in claims 3.16 and 3.18 hereof, any payment required by this Agreement shall be made within fifteen (15) business days of receipt by the party required to make such payment of a written request for payment. Any request for payment shall set forth information sufficient to apprise the recipient of the rationale for the requested payment and the amount of, and method of calculating, the requested payment. Any disputes with respect to a requested payment shall be resolved pursuant to clause 12.2 hereof.

J.     Interpretation

3.25 Wherever used in this clause 3, the reference to "Skandia" shall include Skandia itself and all current or future companies included in the same group as Skandia (or any successor of Skandia) and the reference to "Fairfax" itself and all current or future companies included in the same group as Fairfax (or any successor of Fairfax). As a consequence hereof, Skandia and Fairfax, respectively, shall procure that no member of their respective groups will make any Claim relating to the terminations, discharges and releases.

4.     SETTLEMENT PAYMENT

4.1 Skandia shall, on behalf of itself, SIHAB, SAC, and all current or future companies within the Skandia group, make a final settlement payment to ORC on behalf of itself, Fairfax, ORG, SARC, Hudson, Skandia Canada, SIIC, SUKI, and the Fairfax Group of USD 160,000,000 (one hundred sixty million) less an amount equal to any applicable Tax (including any income, withholding or excise tax) for which Skandia may be liable in whole or in part, as a withholding agent, directly or otherwise, as a result of the payment contemplated under this Agreement; provided however that Skandia shall make such a reduction for Taxes only if ORC and Fairfax fail to provide Skandia with the necessary documentation or information to establish, to the satisfaction of Skandia in its sole judgment, that Skandia is not liable or obligated to pay or withhold any such Taxes.

4.2 ORC and Fairfax shall be solely responsible for all Taxes charged to ORC or any member of the Fairfax Group relating to the Settlement Payment. Furthermore, each of ORC and Fairfax agrees that it will indemnify and keep indemnified any member of the Skandia group against any adverse Tax effects and all Claims in respect thereof solely due to the destination of the Settlement Payment.

5.     CONDITIONS

5.1    Completion is conditional upon:

      (a) Fairfax having obtained (i) the consent to or approval of (or acknowledgment that no such consent or approval is required) the Final Settlement Agreement and all transactions contemplated hereby from the insurance departments of the states of Delaware, New Hampshire and New York, with Skandia having the right to attend any meeting and to participate in any discussions with members of such insurance departments, (ii) the consent to or approval of the Final Settlement Agreement and all such transactions from any other regulator whose consent or approval is required by the law or regulations of any other relevant jurisdiction, and (iii) all other authorizations, licenses, approvals and consents described in clause
           9.1 hereof;

      (b)  Skandia having received evidence of the satisfaction of (i), (ii) and
           (iii) of clause 5.1(a) hereof satisfactory to Skandia in its sole reasonable judgment;

      (c) the relevant members of the Skandia group having received evidence, satisfactory to Skandia in its sole reasonable judgment, of such companies' release from every guarantee, indemnity, warranty, bond or security issued as referred to in clauses 3.3 and 3.5 hereof (including without prejudice to the generality of the foregoing (i) all outstanding letters of credit caused to have been issued by Skandia for the benefit of SARC and Hudson having been released and terminated, and all reimbursement obligations of Skandia to any bank issuing such letters of credit, having been terminated and the original copies of such letters of credit having have been delivered to Skandia, (ii) all trusts established under the 1988 Stop Loss and the 1995 Stop Loss to secure the obligations of SIIC and Skandia thereunder having been terminated and the corpora thereof having been delivered to Skandia, and (iii) every guarantee, indemnity, warranty, bond or security issued on behalf of the retrocedants under the 1988 Stop Loss or the 1995 Stop Loss having been released and terminated);

      (d) Skandia having received all corpora of the of the trusts established under the 1995 Stop Loss; and

      (e) an exchange by the Skandia group and the Fairfax Group of legal opinions (in a form reasonably acceptable to the party receiving such opinion) issued by counsel (internal or otherwise) in relation to those matters referred to in clause 9.1 hereof and with regard to regulatory consents and approvals required by (i) Swedish law in the case of the Skandia group and (ii) U.S. and Canadian law in the case of the Fairfax Group.

5.2 Save as otherwise provided in this Agreement, the parties hereto undertake to use their best endeavors to procure the fulfillment of the Conditions and otherwise to complete the transactions provided for herein as soon as reasonably possible and, without prejudice to the generality of the foregoing, will make all applications and notifications required to seek the necessary authorizations, licenses, approvals and consents referred to in clause 5.1 and will procure that all such information as is requested by the relevant authorities and relevant third parties in connection with such applications and notifications is provided as soon as practicable following request.

5.3 Unless otherwise agreed in writing by the parties hereto, if the Conditions have not been fulfilled or waived on or before 1st June 1999, the provisions of this Agreement and the respective obligations of the parties hereunder shall cease except in relation to clause 7 hereto, and no party shall have any Claim against any other party except in relation to such clause.

6.     COMPLETION

6.1 Completion shall take place at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, N.Y. 10038, five (5) New York business days following the date when the Conditions shall have been fulfilled or waived and all parties shall have been notified thereof.

6.2 On Completion, Skandia shall cause the Settlement Payment to be paid by electronic funds transfer for same day delivery to ORC's bank account with Deutsche Bank AG New York Branch, ABA #026003780, A/C #10045700000, A/C DBNY Custody Svcs Clearing, F/A #600170010.

7.     ANNOUNCEMENTS

      Except as may be required by law or by any regulatory authority (including relevant stock exchanges), there shall be no special public announcement of the making of this Agreement or of Completion without the prior consent of the other parties hereto.

8.     COSTS

      Save as expressly provided in this Agreement, each of the parties hereto shall bear its own legal, accountancy and other costs, charges and expenses connected with the negotiation, preparation and implementation of this Agreement.

9.     REPRESENTATIONS AND ASSIGNMENT

9.1 Each of the parties hereto warrants and represents that it has the full corporate power to sign this Agreement, that this Agreement has been duly authorized, that this Agreement has been duly executed by such party and that this Agreement constitutes the legal, valid and binding obligations of such party enforceable against it in accordance with its terms.

9.2 Each of the parties hereto warrants and represents that, except as previously disclosed to the other party in writing, it has obtained and complied with the terms of all authorizations, approvals, licenses and consents required in or by the laws and regulation of its country of incorporation to enable it to enter into and perform its obligations under this Agreement or to ensure the legality, validity or enforceability in all relevant jurisdictions.

9.3 This Agreement and all rights hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto.

9.4 Skandia represents to Fairfax that the following item, which appears on page 1 of the schedule delivered under cover of a letter dated 1st February 1999 to Eric Salsberg and Brad Martin from Helena Nelson, refers to Primerus France Etat Long Terme:

                     "Primerus France     17 361     24869288.56"

10.    ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS

10.1 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

10.2 No variation to this Agreement shall be effective unless made in writing and signed by the parties.

10.3 No waiver of any term, provision or condition of this Agreement shall be effective unless such waiver is evidenced in writing and signed by the waiving party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver unless expressly provided.

11.    INVALIDITY

      If at any time any one or more of the provisions of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected.

12.    GOVERNING LAW AND DISPUTES

12.1 This Agreement shall be governed by and construed in accordance with Swedish law.

12.2 Any dispute, controversy or claim arising out of or in connection with this Agreement or the breach, termination or invalidity thereof shall be finally settled by arbitration in accordance with the Insurance Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. However, with deviation from sec. 3 thereof, the Rules of the Simplified Arbitration Procedures shall not apply, but, instead, the provisions of the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce shall apply, and the Arbitration Tribunal shall always consist of three arbitrators. In case two or more parties are on the same side of a dispute, such parties shall appoint one arbitrator together. The place of arbitration shall be Stockholm, Sweden, and the language to be used in the proceedings shall be English.

                      ------------------------------------

This Agreement has been executed in fifteen (15) original copies to the English language. Each party and its respective legal counsel have received one original copy.

IN WITNESS WHEREOF, the parties hereto, intending to be bound, have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

FORSAKRINGSAKTIEBOLAGET SKANDIA (publ)

/s/
------------------------------------------------------
Jan-Mikael Bexhad, under Power of Attorney

SKANDIA INTERNATIONAL HOLDING AKTIEBOLAG

/s/
------------------------------------------------------
Jan-Mikael Bexhed, under Power of Attorney

SKANDIA AMERICA CORPORATION
/s/  Jan Skogh
------------------------------------------------------
Jan Skogh

SKANDIA US HOLDING CORPORATION

/s/  Jan Skogh
------------------------------------------------------
Jan Skogh

FAIRFAX FINANCIAL HOLDINGS LIMITED

/s/
------------------------------------------------------

FAIRFAX, INC.

/s/
------------------------------------------------------

ORG SWEDEN HOLDINGS AKTIEBOLAG

/s/
------------------------------------------------------

ODYSSEY REINSURANCE CORPORATION

/s/
------------------------------------------------------

HUDSON INSURANCE COMPANY

/s/
------------------------------------------------------

ODYSSEY REINSURANCE COMPANY OF CANADA

/s/
------------------------------------------------------

ODYSSEY RE (STOCKHOLM) INSURANCE CORPORATION (publ)

/s/
------------------------------------------------------

SKANDIA UK INSURANCE PLC

/s/
------------------------------------------------------

ORC RE LIMITED

/s/
------------------------------------------------------

                        STOP-LOSS REINSURANCE AGREEMENT

THIS AGREEMENT effective as of December 31, 1995, by and among

                    SKANDIA AMERICA REINSURANCE CORPORATION

                                      AND

                      SKANDIA INSURANCE COMPANY LTD(PUBL)
                            (THE "RETROCESSIONAIRE")

In consideration of the mutual undertakings, agreements and covenants hereinafter set forth (in which the capitalized terms shall have the meanings set forth in Article 1 hereof), the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     a. As used in this Agreement, capitalized terms shall have the following meanings (the definitions to be applicable to both the singular and the plural forms of each term defined in this Agreement):

     "Aggregate Limit": shall mean $175 million ($175,000,000.00).

     "Allocated Loss Adjustment Expenses": all costs and expenses (excluding Losses) incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of specific Gross Incurred Losses, but excluding Unallocated Loss Adjustment Expenses.

     "Allocated Reinsurance Recoverable Expenses": all reasonable costs and expenses incurred by the Company in the investigation, appraisal, adjustment, settlement, or litigation of specific Reinsurance Recoverables, but excluding the costs and expenses incurred by the Company of office administration, salaried employees and third party consultants (other than legal counsel, medical consultants, claim adjusters and other consultants employed in connection with the investigation, appraisal, adjustment, settlement, or litigation thereof).

     "Annual Aggregate": as defined in Section 2.2 hereof.

     "Assumed Reinsurance Contract": any insurance or reinsurance policy, insurance or reinsurance cover note, binder, slip, contract, agreement, treaty, certificate or other instrument under which liabilities have been assumed, on an indemnity or assumption basis, by the Company on or before the Effective Time, excluding the reinsurance contracts or endorsements included in Exhibit A.

     "Attachment Point": equals $928,609,840.00, which represents the sum of the Company's reserve for unpaid losses (including incurred but not reported) and allocated loss adjustment expenses less the asset for reinsurance recoverables of $898,746,840.00, plus the Company's provision for potentially uncollectible reinsurance recoverables of $29,863,000.00, both as reflected in the consolidated financial statements of the Company as of December 31, 1995 prepared in conformity with GAAP (excepting any amounts included in respect of Capital Assurance Company, Inc. and Capital Alliance Insurance Co., Inc.).

     "Commutation Date": as defined in Section 8.1 hereof or such earlier date as may be determined under Section 9.1 hereof.

     "Commutation Value": an amount equal to the present value as of the Commutation Date of the Remaining Liability after taking into account the expected payment pattern of such liability. For the purposes of this definition, the present value shall be calculated using a discount rate equal to the five-year U.S. Treasury note rate prevailing at the close of business on the Commutation Date, as set forth in the Federal Reserve statistical release H.15(519) or any replacement release therefor for such date (or if such release is not available, as agreed by the Retrocessionaire and the Company, acting reasonably), plus .375% (37.5 basis points).

     "COMPANY": Skandia American Reinsurance Corporation, Hudson Insurance Company and Skandia Canada Reinsurance Company.

     "CUMULATIVE NET INCURRED UNCOLLECTIBLE REINSURANCE RECOVERABLES": (i) Uncollectible Reinsurance Recoverables, plus (ii) Net Uncollectible Reinsurance Recoverable Write-Offs, plus (iii) Allocated Reinsurance Recoverable Expenses, in each case after exclusion of any amounts related to Reinsurance Recoverables from the Retrocessionaire or its affiliates.

     "DISPUTE NOTICE": as defined in Section 8.2 hereof.

     "DISPUTED AMOUNTS": as defined in Section 8.2 hereof.

     "EFFECTIVE TIME": 11:59 p.m. (Eastern Standard Time) on December 31, 1995.

     "ELIGIBLE LETTER OF CREDIT": a clean, irrevocable, unconditional, evergreen letter of credit in favor of the Company issued by a U.S. bank acceptable to the Company (which acceptance shall not be unreasonably withheld) which is in the form and substance necessary to allow the Company to take statutory financial statement credit equal to the face amount of such letter of credit in respect of the reinsurance provided by this Agreement on its statutory financial statements in every jurisdiction in which the Company is licensed or otherwise approved to transact, or transacts, business and which requires security in order for such statutory financial statement credit to be taken by the Company.

     "ELIGIBLE TRUST ACCOUNT": a trust account established and maintained by the Retrocessionaire for the benefit of the Company with a U.S. bank acceptable to the Company (which acceptance shall not be unreasonably withheld) serving as the trustee pursuant to a trust agreement which is in the form and substance necessary to allow the Company to take statutory financial statement credit in respect of the reinsurance provided by this Agreement on its statutory financial statements in every jurisdiction in which the Company is licensed or otherwise approved to transact, or transacts, business and which requires security in order for such statutory financial statement credit to be taken by the Company.

     "EXTRA-CONTRACTUAL LIABILITIES": liabilities arising from failure by the Company or an Original Insurer to settle within the limit of any policy or reinsurance contract or policy, or by reason of alleged or actual negligence or bad faith of the Company or an Original Insurer in handling a claim, rejecting an offer of settlement or in the preparation, defense or trial of any action against an insured or reinsured of the Company or an Original Insurer or in the preparation or prosecution of an appeal consequent upon such action.

     "GAAP": shall mean generally accepted accounting principles as in effect in the United States on the relevant date, consistently applied.

     "GROSS INCURRED LOSSES": Losses incurred by the Company under Assumed Reinsurance Contracts applicable to accident years 1995 and prior, and Losses incurred by the Company on Prorated Business determined in accordance with the prorated business allocation formula set forth in Exhibit B hereto.

     "IDENTIFIABLE LOSSES": as defined in Exhibit B hereto.

     "LOSSES": shall mean gross indemnity obligations (excluding Allocated Loss Adjustment Expenses and Unallocated Loss Adjustment Expenses) incurred by the Company under Assumed Reinsurance Contracts including, but not limited to, Extra-Contractual Liabilities.

     "NET INCURRED LOSSES": shall mean (a) Gross Incurred Losses plus Allocated Loss Adjustment Expenses with respect to such Gross Incurred Losses MINUS (b) Reinsurance Recoveries and Reinsurance Recoverables, whether such Reinsurance Recoverables are received or accrued by the Company pursuant to Retrocession Reinsurance Contracts, net, in the case of each item in clauses (a) and (b) of this definition, of payments made by the Company or amounts received by the Company prior to the Effective Time.

     "NET UNCOLLECTIBLE REINSURANCE RECOVERABLE WRITE-OFFS": shall mean an amount equal to (a) Reinsurance Recoverables that qualify for write-off and have been written off during the period commencing with the Effective Time and ending with the Commutation Date under GAAP, MINUS (b) the sum of Reinsurance Recoverables previously written off (without regard to the Effective Time) as to which a change in circumstance requires recharacterization as collectible, and money received by the Company in respect of Reinsurance Recoverables previously written off (without regard to the Effective Time), in each case during the period commencing with the Effective Time and ending with the Commutation Date.

     "ORIGINAL INSURER": the insurer ceding or retroceding risks to the Company under an Assumed Reinsurance Contract.

     "PAID LOSSES": an amount equal to the sum of (i) amounts paid by the Company with respect to Net Incurred Losses during the period commencing with the Effective Time and ending with the Commutation Date and (ii) Net Uncollectible Reinsurance Recoverable Write-Offs.

     "PANEL": as defined in Section 16.2 hereof.

     "PRORATED BUSINESS": the Assumed Reinsurance Contracts listed in Exhibit B hereto.

     "REINSURANCE CEDED": as defined in Section 2.1 hereof.

     "REINSURANCE RECOVERABLES": amounts, whether or not collectible, which may be due or may become due to the Company pursuant to Retrocession Reinsurance Contracts under which the Company ceded losses applicable to accident years 1995 and prior, or in connection with Prorated Business determined in accordance with the prorated business allocation formula set forth in Exhibit B hereto.

     "REINSURANCE RECOVERIES": amounts actually received by the Company pursuant to Retrocession Reinsurance Contracts.

     "REMAINING LIABILITY": an amount determined by subtracting Paid Losses in excess of the Attachment Point as of the Commutation Date from the lesser of $175 million and the amount ceded by the Company under Section 2.1 hereof as of the Commutation Date.

     "REQUIRED SECURITY": as defined in Section 6.1 hereof.

     "RETROCESSION REINSURANCE CONTRACT": any reinsurance certificate, retrocession agreement or other instrument of reinsurance ceded by the Company with respect to Assumed Reinsurance Contracts, other than this Agreement.

     "Settlement Report": as defined in Section 8.1 hereof.

     "Settlement Value": the positive or negative amount equal to (a) the Commutation Value, SUBTRACTED FROM (b) an amount equal to the total payments by the Retrocessionaire to the Company under Section 2.2 or Section 2.3 hereof MINUS Paid Losses.

     "Subsidiary": Hudson Insurance Company or Skandia Canada Reinsurance
Company.

     "Term of this Agreement": the period commencing with the Effective Time and ending with the later to occur of (i) the Commutation Date and (ii) the making of all payments due hereunder.

     "Termination Notice": as defined in Section 9.1 hereof.

     "Unallocated Loss Adjustment Expenses": the costs and expenses (excluding Losses) incurred by the Company of office administration, salaried employees and third party consultants, other than legal counsel, medical consultants, claim adjusters and other consultants employed in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of specific Gross Incurred Losses or in contesting the validity of or the Company's payment obligations under Assumed Reinsurance Contracts.

     "Uncollectible Reinsurance Recoverables": with respect to a balance sheet of the Company as at any balance sheet date which is relevant under this Agreement, the amount included in the Company's provision for potentially uncollectible reinsurance recoverables in its GAAP financial statements as at such date with respect to Reinsurance Recoverables.

                                   ARTICLE 2

                               REINSURANCE CEDED

     2.1 Subject to all applicable terms, conditions, exclusions and limitations contained in this Agreement, the Company hereby agrees to retrocede as reinsurance to the Retrocessionaire, and the Retrocessionaire hereby agrees to reinsure the Company for, one hundred percent (100%) of the Net Incurred Losses plus Cumulative Net Incurred Uncollectible Reinsurance Recoverables, on a losses incurred basis, in excess of the Attachment Point (the "Reinsurance Ceded") up to the Aggregate Limit.

     2.2 The Company may retrocede Reinsurance Ceded subject to an annual aggregate limitation of $17.5 million (the "Annual Aggregate"). In the event a portion of the Annual Aggregate is not utilized in any year, any such unused amount shall carry over cumulatively to the subsequent years as an addition to the Annual Aggregate. When the cumulative Reinsurance Ceded exceeds $60.5 million, the Retrocessionaire will, subject to the Annual Aggregate and the Aggregate Limit, pay to the Company cash in an amount equal to the Reinsurance Ceded in excess of $60.5 million which amount shall be placed in the trust established pursuant to Section 6.3 hereof.

     2.3 Notwithstanding anything to the contrary contained in Section 2.2 hereof, to the extent Paid Losses exceeds the Attachment Point, the Retrocessionaire will pay the Company dollar for dollar such amounts up to a maximum of $60.5 million.

                                   ARTICLE 3

                              REINSURANCE PREMIUM

     3.1 The Company shall within 90 days after the Effective Time pay to the Retrocessionaire as the reinsurance premium hereunder $60.5 million.

                                   ARTICLE 4

                    COMMENCEMENT AND TERM OF THIS AGREEMENT

     4.1 The liability of the Retrocessionaire shall commence at the Effective Time, and this Agreement shall be continuous and shall remain in effect until the later to occur of (i) the Commutation Date and (ii) the making of all payments due hereunder.

                                   ARTICLE 5

                                   TERRITORY

     5.1 This Agreement shall apply to Assumed Reinsurance Contracts and Retrocession Reinsurance Contracts reinsured hereunder covering risks wherever situated.

                                   ARTICLE 6

                            MAINTENANCE OF SECURITY

     6.1 The Retrocessionaire shall provide security in the form of collateral in an amount equal to the Aggregate Limit, minus any payments made by the Retrocessionaire to the Company under Section 2.2 and Section 2.3 of this Agreement ("Required Security"). Such collateral shall be provided in the form of Eligible Letters of Credit or an Eligible Trust Account or any combination thereof.

     6.2 If, as of the end of any calendar quarter, the provided security is less than the Required Security, the Retrocessionaire shall, as soon as practicable, but in no event later than thirty (30) days after the end of that quarter, either deposit an amount in an Eligible Trust Account or purchase or add to the face amount of an Eligible Letter of Credit or both, so that the provided security is at least equal to the Required Security. If, as of the end of any calendar quarter, the provided security is greater than the Required Security, the Retrocessionaire may withdraw the amount of any such excess from the Eligible Trust Account or Eligible Trust Accounts in accordance with the terms of the related trust agreement(s) or reduce the face amount of the Eligible Letter of Credit or Eligible Letters of Credit by the amount of such excess.

     6.3 The Company shall deposit an amount equal to all payments made by the Retrocessionaire to the Company under Section 2.2 hereof into a trust account for the benefit of the Retrocessionaire for the purpose of securing Paid Losses in excess of the Attachment Point (which may be paid out of such trust account) and any payments due to the Retrocessionaire under Article 8 hereof, under a trust agreement in form and substance reasonably satisfactory to the Retrocessionaire. Such trust account shall be in form and substance necessary to allow the Company to take statutory financial statement credit for the reinsurance provided by this Agreement. In the event that such trust account is not effective to allow the Company to take such credit, then in lieu thereof, the Company shall provide such substitute security which shall be (a) in form and substance satisfactory to the Retrocessionaire and (b) in a form and substance such that the Company will not suffer any material adverse effect to its financial statement. Amounts held in such trust account may be held in the discretion of the Company in cash or investment grade fixed income securities. If at the end of any calendar quarter the amount on deposit in the trust account is less than required hereunder, the Company shall, as soon as practicable, but in no event later than thirty (30) days after the end of that quarter, deposit an amount equal to the amount of such deficiency. If at the end of any calendar quarter the amount on deposit in the trust account exceeds the amount required hereunder, the Company may withdraw the amount of such excess.

                                   ARTICLE 7

                              REPORTS AND PAYMENTS

     7.1 Within ninety (90) days following the end of each calendar quarter the Company shall render a statement to the Retrocessionaire in a form and content to be mutually agreed upon by the Company and Retrocessionaire. Such report will include at a minimum:

          (a) Net Incurred Losses for such quarter and inception-to-date experience under this Agreement;

          (b) Cumulative Net Incurred Uncollectible Reinsurance Recoverables identified during such quarter and inception-to-date experience under this Agreement;

          (c)  Payment due to or from the Retrocessionaire;

          (d) Any commutation carried out during such quarter, which shall in all cases be commercially reasonable commutation in the ordinary course; and

          (e) Information regarding the status of efforts to collect Uncollectible Reinsurance Recoverables including plans to collect, the status of any litigations or arbitrations relating to such collections and the amount of Allocated Reinsurance Recoverable Expenses expended inception-to-date.

     7.2 With respect to any payments due pursuant to Section 7.1 for which no time period is specified by this Agreement, if the party entitled to receive such payment shall present a claim for payment hereunder, payment thereon shall be made by the party required to make such payment promptly, but in no event more than thirty (30) days after the presentation thereof.

     7.3 All payments due under this Agreement shall be made by wire transfer of immediately available funds to an account designated by the recipient of such funds no less than three (3) business days prior to the date such payments are due.

     7.4 No payment made pursuant to this Article 7 shall be deemed a waiver by the party making such payment of any of its rights under any other provision of this Agreement, including without limitation the right to dispute any report delivered to it hereunder.

                                   ARTICLE 8

                                  COMMUTATION

     8.1 This Agreement shall be commuted effective December 31, 2005 (the "Commutation Date"), unless the parties agree otherwise. On or before April 30, 2006, the Company shall provide to the Retrocessionaire a calculation of the Settlement Value (the final amount payable under this Agreement) along with a report detailing the basis for its calculations (the "Settlement Report"). The Settlement Report shall be prepared by the Company in a manner which is consistent with the Company's reserving practices at the Effective Time. If the Settlement Value is a positive amount, such amount shall be paid by the Company to the Retrocessionaire. If the Settlement Value is a negative amount, such amount shall be paid by the Retrocessionaire to the Company.

     8.2 If, within 45 days of its receipt of the Settlement Report, the Retrocessionaire notifies the Company in writing (a "Dispute Notice") that it disputes any amounts or calculations used in determining the Settlement Value or the Commutation Value in the Settlement Report, the Retrocessionaire or the Company, as the case may be, may withhold payment of the amounts so disputed (the "Disputed Amounts"), if any, shown due in the Settlement Report until the dispute is resolved in accordance with the terms of this Agreement. The Dispute Notice shall specifically identify the Disputed Amount and thereafter the parties will, to the extent practicable, confer in good faith to resolve such dispute. If, after so conferring, the Retrocessionaire still contests the Disputed Amounts reported in the Settlement Report, then, no later than 90 days after the Retrocessionaire's receipt of the Settlement Report, the Retrocessionaire shall appoint an independent actuary who is a member of the Casualty Actuarial Society reasonably acceptable to the Company to review the Settlement Report and provide to the parties a report which includes the conclusions of such independent actuary and the bases for such conclusions. The parties will abide by the conclusions of the independent actuary. The cost of such independent actuary shall be shared equally by the Company and the Retrocessionaire.

                                   ARTICLE 9

                              SPECIAL TERMINATION

     9.1 The Company may terminate and commute, in accordance with Article 8 hereof as of the date of termination, this Agreement at any time by the giving of fifteen (15) days notice in writing to the other party (the "Termination Notice") upon the happening of any one of the following circumstances:

          1. An insurance regulatory authority or other legal authority orders the Retrocessionaire to cease writing business, and such cessation would materially impair the claims-paying ability of the Retrocessionaire, or

          2. The Retrocessionaire has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations, or

          3. The Retrocessionaire attempts to assign or transfer any of its liability under this Agreement without the Company's prior written consent, which consent shall not be unreasonably withheld, except under circumstances in which the Retrocessionaire remains liable to the Company hereunder.

                                   ARTICLE 10

                              FOLLOW THE FORTUNES

     10.1 The Retrocessionaire's liability under this Agreement shall be subject in all respects to the terms and conditions of the Assumed Reinsurance Contracts, it being the intent of this Agreement that at all times the Retrocessionaire shall follow the fortunes of the Company under the Assumed Reinsurance Contacts.

                                   ARTICLE 11

                              ERRORS AND OMISSIONS

     11.1 Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to that party if such delay, omission or error had not occurred, provided such delay, omission or error is corrected promptly upon discovery and does not prejudice the other party hereto.

                                   ARTICLE 12

                                    CURRENCY

     12.1 All of the provisions of this Agreement are expressed in terms of United States dollars and all amounts shall be paid in United States dollars.

                                   ARTICLE 13

                            ACCESS TO RECORDS, AUDIT

     13.1 The Retrocessionaire or its authorized representative shall have the right, at any reasonable time and from time to time, upon reasonable notice and in a reasonable manner, to review, inspect and, at the expense of the Retrocessionaire, make copies of records, documents and other media of the Company which relate to this Agreement, such right to continue as long as the Company or Retrocessionaire shall have a claim against the other relating to this Agreement.

                                   ARTICLE 14

                                     OFFSET

     14.1 Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances due from such party to the other party under this Agreement or under any other reinsurance agreement heretofore or hereafter entered into by and between them against any balance or balances due or to become due to the former from the latter under this Agreement or any other reinsurance agreement referred to above. The party asserting offset shall have and may exercise such right regardless of the capacity, whether as assuming reinsurer or as ceding company, in which each party acted under this Agreement, or, if more than one, the different agreements involved. In the event of the insolvency of a party hereto that is the subject of an insolvency proceeding in New York, offsets shall be allowed only in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York.

                                   ARTICLE 15

                                   INSOLVENCY

     15.1 In the event of the insolvency of the Company, the reinsurance provided by this Agreement shall be payable by the Retrocessionaire on the basis of the liability of the Company with respect to the assumed liabilities without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Retrocessionaire within a reasonable time of the pendency of a claim against the Company with respect to the assumed liabilities. During the pendency of such claim, the Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Retrocessionaire shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Retrocessionaire.

     15.2 The reinsurance provided by this Agreement shall be payable by the Retrocessionaire to the Company, or to its liquidator, receiver, conservator or statutory successor, except as provided in any applicable statute or except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company and (b) where the Retrocessionaire, with the consent of the Original Insurer, has assumed the obligations of the Company under contracts of reinsurance as its direct obligations to the payees with the consent of such payees and in substitution for the obligations of the Company to such payees.

                                   ARTICLE 16

                                  ARBITRATION

     16.1 All disputes which may arise between the Company and the Retrocessionaire with reference to the interpretation of this Agreement or their respective rights and obligations hereunder, shall be submitted to arbitration in accordance with this Article, which shall be the exclusive remedy available to the parties hereto. Regardless of whether such dispute arises before, during or after the Term of this Agreement, such dispute, upon the written request of either party hereto within a reasonable time after the dispute has arisen, shall be submitted to three arbitrators, one to be chosen by each party hereto, and the third by the two arbitrators so chosen. If either party hereto refuses or neglects to appoint an arbitrator within thirty (30) days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of a third arbitrator within thirty (30) days of their appointment, each of them shall name two, of whom the other shall decline one and the third arbitrator shall be chosen by drawing lots. All arbitrators shall be active or retired disinterested officers of United States insurance or reinsurance companies and shall not be under the control of or a former officer of either party hereto or of any affiliate of either such party. The arbitration shall take place in New York, New York, unless some other place is mutually agreed upon by the Company and the Retrocessionaire.

     16.1  The claimant shall submit its pre-hearing brief within forty-five
(45) days from appointment of the third arbitrator. The respondent shall submit its brief within forty-five (45) days after such submission and the claimant may submit a reply brief within thirty (30) days after the filing of the respondent's brief. The periods of time may be extended by unanimous consent in writing of the arbitration panel (the "Panel"). The rules and procedures for pre-hearing investigations shall be established by the Panel. To the extent any rules or procedures necessary to conduct such arbitration are not specified by this Article, the Commercial Arbitration Rules of the American Arbitration Association shall be used as a nonbinding guideline in fashioning such rules or procedures.

     16.3 Service of any paper in connection with the arbitration may be served by certified mail return receipt requested, or by personal service or in such other manner as may be permissible under the rules of the Panel, provided that a reasonable time for appearances is allowed. Service upon either party shall be directed as provided in Article 17 and Section 18.1 hereof.

     16.4 The Panel shall make its decision in accordance with the custom and usage of the insurance and reinsurance business. The Panel shall issue its decision in writing based upon a hearing in which evidence may be introduced without following the strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The Panel shall make its decision within sixty
(60) days following the termination of the hearings unless the parties consent to an extension. The Panel may award such damages (other than punitive damages) and may impose such other orders or remedies, including (but not limited to) specific performance, as it deems just and appropriate. The majority decision of the Panel, upon delivery thereof to the parties, shall be final and binding upon all parties to the proceeding and shall not be subject to appeal.

     16.5 Unless prohibited by applicable law, any arbitral award hereunder and any judgment thereon shall bear interest from the date of the award.

     16.6 Each party shall bear the expenses of the arbitrator appointed by it or on its behalf and its own counsel and shall jointly and equally bear with the other party the expenses of the third arbitrator. The remaining costs of the arbitration proceeding shall be allocated by the Panel in its discretion.

                                   ARTICLE 17

                                SERVICE OF SUIT

     17.1 The parties hereto consent to the jurisdiction of the Supreme Court of the State of New York, County of New York and of the United States District Court for the Southern District of New York, for all purposes in connection with arbitration conducted pursuant to this Agreement, including without limitation any application to compel arbitration or to confirm any arbitration award. A judgment in any such proceeding shall, as modified or affirmed upon any appeal therefrom, be conclusive and binding upon the parties hereto.

     17.2 The Company appoints the person or designated representative named for it in Article 18 hereof as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit.

     17.3 The Retrocessionaire appoints Cadwalader, Wickersham & Taft as its authorized agent to accept and acknowledge on its behalf valid and duly delivered service of any and all process which may be served in any such suit.

     17.4 Pursuant to any statute of any state, territory, or district of the United States which makes provision therefor, the Retrocessionaire hereby designates the Superintendent, Commissioner or Director of Insurance or other official specified for that purpose in such statute, or his or her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in such suit.

     17.5 Each of the parties hereto consents to process being served in any suit provided for in this Article by serving a copy thereof upon such party or upon its agent for service or process appointed pursuant to this Article, by certified mail, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of the applicable court.

                                   ARTICLE 18

                                    NOTICES

     18.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or given by telecopy and shall be addressed:

        (a)  If the Company, to:
             Skandia America Reinsurance Corporation
             One Liberty Plaza
             New York, New York 10006
             Attention: General Counsel
             Phone: (212) 978-4700
             Fax: (212) 571-3630

        (b)  If to the Retrocessionaire, to:
             Skandia Insurance Company Ltd(publ)
             Sveavagen 44
             S-103 50
             Stockholm, Sweden
             Attention: Jan Wangard
             Phone: 011 46 8 788 1000
             Fax: 011 46 8 10 8693

or to such other address or person as such party shall have specified by notice to the other party.

     Parent hereby appoints Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038 as its authorized agent to accept and acknowledge on its behalf valid and duly delivered service of any and all process which may be served in connection with any claim hereunder.

                                   ARTICLE 19

                                OTHER PROVISIONS

     19.1 THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT WITH RESPECT TO MATTERS OF LAW CONCERNING THE INTERNAL CORPORATE AFFAIRS OF ANY CORPORATE ENTITY WHICH IS A PARTY TO OR THE SUBJECT OF THIS AGREEMENT, AND AS TO THOSE MATTERS THE LAW OF THE JURISDICTION UNDER WHICH THE RESPECTIVE ENTITY DERIVES ITS POWERS SHALL GOVERN.

     19.2 The invalidity or unenforceability of any provision or portion hereof shall not affect the validity or enforceability of the other provision or portion hereof.

     19.3  This Agreement:

          (a) may be executed in counterparts (or by counterpart signature pages), each of which shall be deemed an original and all of which constitute one and the same instrument;

          (b) is not intended to confer any rights upon any person other than the parties hereto and their respective successors or assigns;

          (c) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and

          (d) may not be amended, changed or otherwise modified or, except as otherwise expressly provided herein, assigned in any respect unless agreed upon in writing and signed by the duly authorized representatives of the respective parties hereto.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of December 31, 1995.

                                             SKANDIA INSURANCE COMPANY LTD
                                             (publ)

                                             By: /s/  Sau-Mihael Bexbell
                                             Name: Sau-Mihael Bexbell
                                             Title: General Counsel, S.V.P.
                                             Date:

                                             By: /s/  Arne Hailstrom
                                             Name: Arne Hailstrom
                                             Title: Senior Vice President
                                             Date:

                                             SKANDIA AMERICA REINSURANCE
                                             CORPORATION

                                             By: /s/  T.M. Tobin
                                             Name: T.M. Tobin
                                             Title: Senior Vice President
                                             Date:

                                   EXHIBIT A
                                       TO
                        STOP-LOSS REINSURANCE AGREEMENT

     Any insurance or reinsurance policy, insurance or reinsurance cover note, binder, slip, contract, agreement, treaty, certificate or assumption or cut-through endorsement under which liabilities have been assumed, on an indemnity or assumption basis, by the Company from or on behalf of the Retrocessionaire or any affiliate of the Retrocessionaire and which are subject to indemnification pursuant to the Indemnification Agreement, dated August 22, 1991, between Skandia Holding Aktiebolag and Skandia U.S. Holding Corporation, Skandia America Corporation and Skandia America Reinsurance Corporation.

                                   EXHIBIT B
                                       TO
                        STOP-LOSS REINSURANCE AGREEMENT

                               PRORATION SCHEDULE
                     ALLOCATION OF NET INCURRED LOSSES AND
                     CUMULATIVE NET INCURRED UNCOLLECTIBLE
                            REINSURANCE RECOVERABLES
                             FOR PRORATED BUSINESS

1. In respect of the contracts listed in the schedule attached, Net Incurred Losses and Cumulative Net Incurred Uncollectible Reinsurance Recoverables (less Identifiable Losses as defined below) will be allocated to accident years 1995 and prior in the same proportion as the Company's earned premium on the contracts through December 31, 1995, as reflected in the Company's statutory annual statement, bears to the Company's inception-to-date earned premium on the contracts through the end of each calendar quarter.

2. An Identifiable Loss is one for which the date of loss can be readily determined and accordingly will be charged to the appropriate accident years.

PRORATED BUSINESS

       SAIL ID                  SAG ID
   SYSTEM CONTRACT         CONVERTED SYSTEM
       NUMBER              CONTRACT NUMBER       CEDING COMPANY NAME
---------------------      ----------------      --------------------------
xx08-0047-1995                   8250            ACCEPTANCE INS CO
xx24-0005-1994                   4466            CALVERT INS CO
xx24-0005-1995                   4466            CALVERT INS CO
xx24-0024-1994                   8203            CALVERT INS CO
KM75-0001-1995                   8292            CASCADE NATIONAL INS CO
[illegible]-0060-1995            8291            CHUBB INS CORP NJ
[illegible]-0108-1994            8194            CIGNA CORP (GROUP)
xx32-0022-1994                   8182            CLARENDON NATL I C
xx32-0022-1995                   8182            CLARENDON NATL I C
xx32-0023-1995                   8160            CLARENDON NATL 1 C
xx32-0027-1995                   8245            CLARENDON NATL I C
xx32-0031-1995                   8251            CLARENDON NATL 1 C
xx32-0033-1995                   8286            CLARENDON NATL I C
[illegible]-0004-1994            8085            COAST NATIONAL I C
[illegible]-0004-1995            8085            COAST NATIONAL I C
HM10-0021-1994                   7913            COMMERCE & INDUST IC
HM10-0021-1995                   7913            COMMERCE & INDUST IC
[illegible]-0034-1995            8272            CONTINENTAL CAS CO
[illegible]-0084-1995            8183            CONTINENTAL INS CO
[illegible]-0005-1995            5025            DEANS & HOMER
[illegible]-0011-1995            8252            ELTON GEORGE & CO
[illegible]-0007-1984            5189            FINANCIAL GUAR I C
[illegible]-0007-1985            5189            FINANCIAL GUAR I C
[illegible]-0007-1986            5189            FINANCIAL GUAR I C
[illegible]-0007-1987            5189            FINANCIAL GUAR I C
[illegible]-0007-1988            5189            FINANCIAL GUAR I C
[illegible]-0007-1989            5189            FINANCIAL GUAR I C
[illegible]-0007-1990            5189            FINANCIAL GUAR I C
[illegible]-0007-1991            5189            FINANCIAL GUAR I C
18287-0001-1990                  7181            FINANCIAL SEC ASSURANCE
18287-0001-1991                  7181            FINANCIAL SEC ASSURANCE
22039-0056-1990                  8139            GENL REINS CORP
41343-0005-1995                  8295            GERLING AMER INS CO
19429-0010-1994                  7257            INS CO OF ST OF PENN
11661-0007-1994                  6787            KEYSTONE INS CO
11661-0007-1995                  6787            KEYSTONE INS CO
24422-0019-1995                  8253            LEGION INSURANCE CO
19437-0040-1994                  8125            LEXINGTON INS CO
19437-0040-1995                  8125            LEXINGTON INS CO
23043-0093-1995                  8305            LIBERTY MUT INS CO
07055-0001-1995                  7123            MEGA LIFE&HEALTH IC
20351-0002-1995                  7738            NORTHERN CITY MUT IC
20351-0004-1995                  8127            NORTHERN CITY MUT IC
24015-0006-1995                  5147            NORTHLAND NS CO
24015-0033-1995                  7439            NORTHLAND NS CO
29378-0013-1995                  8254            OLD AMER CITY MFIC
28959-0004-1994                  8200            PRUDENTIAL P&C OF NJ
28959-0004-1995                  8200            PRUDENTIAL P&C OF NJ

       SAIL ID                  SAG ID
   SYSTEM CONTRACT         CONVERTED SYSTEM
       NUMBER              CONTRACT NUMBER       CEDING COMPANY NAME
---------------------      ----------------      --------------------------
41297-0016-1994                  6566            SCOTTSDALE INS CO
41297-0016-1994                  6566            SCOTTSDALE INS CO
30461-0009-1994                  5170            ST PAUL SRPLS LINES
30461-0009-1994                  5170            ST PAUL SRPLS LINES
30461-0011-1994                  4626            ST PAUL SRPLS LINES
30451-0011-1995                  4626            ST PAIR. SRPLS LINES
25534-0043-1995                  8258            TIG INSURANCE CO
18031-0003-1994                  5885            TOPA INSURANCE CO
25433-0001-1995                  8298            TRAFALGAR INS CO
24619-0008-1994                  7244            TRANSPORTATION CAS
24619-0008-1995                  7244            TRANSPORTATION CAS
25831-0052-1995                  8284            TRAVELERS CORP
10182-0001-1995                  8307            U S F & G SPECIALTY INS CO
US262-0002-1995                  8260            UNDERWRITERS INS CO
13064-0042-1994                  7296            UNITED NAT'L INS CO
13064-0079-1994                  8180            UNITED NAT'L INS CO
13064-0079-1995                  8180            UNITED NAT'L INS CO
13064-0083-1995                  8261            UNITED NATL INS CO
37150-0012-1995                  8097            WESTERN HERITAGE I C
27855-0015-1995                  8079            ZURICH AMER IC OF IL
16535-0003-1994                  8198            ZURICH INS CO-U.S BR
16535-0003-1995                  8198            ZURICH INS CO-U.S BR

                                 ACKNOWLEDGMENT

     Reference is made to the Stop-Loss Reinsurance Agreement (the "Agreement"), effective as of December 31, 1995, by and among Skandia America Reinsurance Corporation, a corporation organized under the laws of Delaware, and Skandia Insurance Company Ltd (publ), a company organized under the laws of Sweden. The undersigned acknowledge that Exhibit A attached hereto constitutes an example of a representative calculation of amounts that may be payable under the Agreement. To the extent applicable, calculations pursuant to the Agreement should be made consistent with the calculations methodology utilized in Exhibit A.

                                             SKANDIA INSURANCE COMPANY LTD
                                             (publ)

                                             By: /s/  Arne Hallstrom
                                                 Name: Arne Hallstrom
                                                 Title: S.V.P.
                                                 Date:

                                             By: /s/  Sau-Mihael Bexbell
                                                 Name: Sau-Mihael Bexbell
                                                 Title: S.V.P., General Counsel
                                                 Date: May 30, 1996

                                             SKANDIA AMERICA REINSURANCE
                                             CORPORATION

                                             By: /s/  T.M. Tobin
                                                 Name: T.M. Tobin
                                                 Title: Senior Vice President
                                                 Date: May 30, 1996

                                   EXHIBIT A

                   EXAMPLE OF OPERATION OF DECEMBER 31, 1995
                  SARC -- SICL STOP LOSS REINSURANCE AGREEMENT

As an aid to understanding the operation of the stop loss reinsurance agreement, the following example, based on the assumptions noted before it, indicates the payment and coverage position until December 31, 2005 and the calculation of the commutation amount payable as of December 31, 2005.

Notes:

1. The stop loss reinsurance agreement provides coverage in accordance with its terms on a losses incurred basis -- i.e. losses are retroceded as they are incurred (when reserves are established), not when they are payable or paid (except to the extent that this occurs first).

2. It will not be necessary to calculate the "payments made" or "amounts received" netted out at the end of the definition of "Net Incurred Losses" (which would be a very time-consuming calculation since it goes from the beginning of SARC's existence), because, since the stop loss reinsurance agreement only reinsures adverse development beyond the Attachment Point, the "payments made" and "amounts received" netted out are exactly balanced by an equal amount included in the initial portion of the "Net Incurred Losses" definition.

Example assumes a $175 million cover excess of carried reserve @ 12/31/95.

Premium recorded in 1995 of $60.5 million.

Assumes stop loss is utilized as indicated in the "Cover Utilized" column and SARC's losses are paid as indicated in the "Sarc Paid Losses" column.

Assumes coverage is the last to pay, i.e. after payment of current reserve base.

Amounts listed below are in thousands of U.S. dollars.

                                          SARC                               ANNUAL
                                          PAID      ANNUAL      COVER       PAYMENTS     COMMUTATION
YEAR                                     LOSSES    AGGREGATE   UTILIZED   BY REINSURER      VALUE
----                                     -------   ---------   --------   ------------   -----------
1995..................................                    0          0
1996..................................               17,500     17,500
1997..................................               17,500     35,000
1998..................................               17,500     52,500
1999..................................               17,500     70,000        9,500
2000..................................               17,500     87,500       17,500
2001..................................               17,500    105,000       17,500
2002..................................               17,500    122,500       17,500
2003..................................               17,500    140,000       17,500
2004..................................               17,500    157,500       17,500
2005..................................               17,500    175,000       17,500
2006..................................
2007..................................
2008..................................
2009..................................
2010..................................    21,996                                            16,437
2011..................................    28,347                                            19,983
2012..................................    23,982                                            15,949
2013..................................    20,120                                            12,624
2014..................................    17,042                                            10,687
2015..................................    14,286                                             7,977
2016..................................    12,676                                             6,677
2017..................................    10,794                                             5,364
2018..................................     9,045                                             4,241
2019..................................     7,155                                             3,165
2020..................................     5,128                                             2,140
                                                                                             1,129
2022..................................     1,134                                               421
2023..................................       427                                               150
                                         -------    -------                 -------        -------
Total.................................   175,000    175,000                 114,500        106,344
                                         =======    =======                 =======        =======
Calculation of Commutation Settlement:
Commutation Value.....................                                      106,344
Payments by Reinsurer.................                                      114,500
                                                                            -------
Amount due Reinsurer at Commutation
  Date................................                                       (8,156)
                                                                            =======

                                                                    May 31, 1996

Skandia America Reinsurance Corporation
One Liberty Plaza
New York, New York 10006

Gentlemen:

     Reference is made to the Stop-Loss Reinsurance Agreement, effective as of December 31, 1995, by and among Skandia America Reinsurance Corporation ("SARC"), a corporation organized and existing under the laws of Delaware, and Skandia Insurance Company Ltd (publ), a corporation organized and existing under the laws of Sweden ("Grantor") (the "Stop-Loss Agreement"), and the Section 6.1 Trust Agreement, dated as of May 31, 1996, by and among Grantor, SARC, and Citibank, N.A., a national banking association organized and existing under the laws of the United States (the "Trust Agreement"), and New York State Insurance Department Regulation No. 114, of the New York Insurance Law ("Regulation 114").

     Pursuant to the Stop-Loss Agreement and Trust Agreement, the parties thereto have established a reinsurance trust account in accordance with Regulation 114, to hold assets as security for the performance of Obligations (as such term is defined in the aforementioned Regulation 114), in order to secure the Obligations provided for therein (under specific reinsurance agreements) (the "Section 6.1 Trust").

     To the extent that the market value of the Assets at any time held in the Trust to fund Grantor's entire obligations under the Stop-Loss Agreement, based on the last quarterly report provided by SARC to Grantor pursuant to the Stop-Loss Agreement, exceeds the difference between (i) $175 million and (ii) the sum of cumulative payments to the trust referred to in section 6.3 of the Stop-Loss Agreement (the "Section 6.3 Trust) plus Eligible Letters of Credit ("Excess"), upon written notice to SARC, SARC shall within three business days cause to be delivered to the Trustee a Withdrawal Notice directing payment to Grantor of funds equal to the Excess, provided that at all times the sum of amounts held in the Section 6.1 Trust, Section 6.3 Trust and Eligible Letters of Credit, as defined in the Stop-Loss Agreement, is sufficient to enable SARC to take statutory financial statement credit in respect of the reinsurance provided by the Stop-Loss Agreement.

     Capitalized terms not otherwise defined herein shall have the meanings given in the Trust Agreement.

                                            Very truly yours,

                                            SKANDIA INSURANCE COMPANY LTD (publ)

                                            By: /s/  Sau-Mihael
                                                Bexbell  /s/  Arne Hallstrom
                                                Name: Sau-Mihael Bexbell/Arne
                                                Hallstrom
                                                Title: S.V.P. General
                                                Counsel/S.V.P.

Agreed to this 31st day of May,
1996

SKANDIA AMERICA REINSURANCE
CORPORATION

By: /s/  T.M. Tobin
    Name: T.M. Tobin
    Title: Senior Vice President

                                        2